Exhibit 10.26(a)

Execution Version

TWIN RIVER WORLDWIDE HOLDINGS, INC.

 NONQUALIFIED STOCK OPTION AGREEMENT

This AGREEMENT (this “Agreement”), is made effective as of the 10th day of July 2013 (the “Date of Grant”) between Twin River Worldwide Holdings, Inc., a Delaware corporation (the “Company”), and Glenn Carlin (the “Participant”):

RECITALS:

WHEREAS, the Company has adopted its 2010 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein will have the same meanings as in the Plan;

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein (the “Option”) to the Participant pursuant to the Plan and the terms set forth herein;

WHEREAS, the Participant is a member of the Board of Directors of Twin River Management Group, Inc. (“TRMG”); and

WHEREAS, the Option is being granted in contemplation of, and the continued effectiveness of the Option is contingent upon, the Participant commencing employment with TRMG on or about August 1, 2013, but in no event later than August 15, 2013 (such date on which the Participant actually commences employment with TRMG, the “Effective Date”).

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.          Grant of the Option.  Notwithstanding anything herein to the contrary, this Agreement and the Option will be cancelled, null and void, and no party will have any liability under this Agreement or with respect to the Option, if the Participant does not commence employment with TRMG by August 15, 2013.  Contingent upon the Participant commencing employment with TRMG by August 15, 2013, the Company hereby grants to the Participant the right and option to purchase, on the terms and conditions herein set forth, all or any part of an aggregate of 48,947 Shares (the “Option Shares”), subject to adjustment as set forth in the Plan.  The purchase price of the Shares subject to the Option will be $21.75 per Share (the “Option Price”).  The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2.          Vesting.

(a)          Subject to the Participant’s continuing to be an employee of Twin River Management Group, Inc. (“TRMG”), the Option will vest as to 1/3 of the Option Shares on each of the first three anniversaries of the Effective Date.

At any time, the portion of the Option which has become vested as described above (or pursuant to Section 2(b) or 2(c) below) is hereinafter referred to as the “Vested Portion.”

(b)          If the Participant’s employment by TRMG terminates because of his death or Disability, or his resignation without Good Reason, the Option will, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option will be exercisable during the period set forth in Section 3(a).  If the Participant is terminated as an employee by TRMG other than for Cause, death or Disability, or if the Participant resigns his employment for Good Reason, (i) the Option will, to the extent not then vested, be accelerated and become vested with respect to the 1/3 portion of the Option Shares that was next scheduled to vest following such termination of employment, (ii) the Option will, to the extent not then vested (including as a result of the preceding clause (i)), be canceled by the Company without consideration and (iii) the Vested Portion of the Option will be exercisable during the period set forth in Section 3(a), unless, within six months of such termination of employment by TRMG other than for Cause, death or Disability, or resignation for Good Reason, a Public Offering is consummated or the Company enters into a definitive agreement for a Change in Control, in which case the Option will fully vest upon such Change in Control or Public Offering, and will be exercisable during the period set forth in Section 3(a).  If the Participant’s employment with TRMG is terminated for Cause, all Options whether or not vested and all other rights of the Participant hereunder will be forfeited and of no further force and effect.

(c)          Except as provided in Section 2(b) above but notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change in Control or Public Offering prior to the termination of the Participant’s employment with TRMG, the Option will, to the extent not then vested and not previously canceled, immediately become fully vested and exercisable.

3.          Exercise of Option.

(a)          Period of Exercise.  Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option upon the earliest to occur of:

(i)          the tenth anniversary of the Date of Grant;

(ii)         30 months following the date of the Participant’s ceasing to be an employee of TRMG due to death, Disability, resignation or removal without Cause; or

(iii)        the consummation of a transaction constituting either a Change in Control or Public Offering;

provided, however, that the Vested Portion of the Option may not be exercised beyond the tenth anniversary of the Date of Grant.

For purposes of this agreement:

“Cause” will have the same meaning as the term “Cause” or “Justifiable Cause” in the Participant’s employment agreement with TRMG, or, if none, will mean: (1) the Participant’s continued failure or refusal to perform his duties to TRMG; (2) the Participant’s indictment for, conviction of, or plea of guilty or nolo contendere to, any crime involving moral turpitude or any felony; (3) the Participant’s performance of any act or his failure to act which constitutes, in the reasonable good faith determination of TRMG, dishonesty or fraud, including without limitation misappropriation of funds or a misrepresentation of the operating results or financial condition of the Company or its Affiliates; (4) the Participant’s illegal use of controlled substances; (5) the revocation, loss, or non-renewal of any license necessary for the performance of his duties; or (6) any act or omission by the Participant involving malfeasance or gross negligence in the performance of the Participant’s duties.

“Company Purchase Cap” will mean an amount equal to $5 million plus the aggregate amounts paid in cash by Plan participants to the Company upon the exercise of Options, if any.

“Disability” will have the same meaning as the term “Disability” in the Participant’s employment agreement with TRMG, or, if none, will mean the inability of the Participant, due to illness, accident or any other physical or mental incapacity, substantially to perform the material and essential functions of his duties for a period exceeding a total of 13 weeks (whether or not consecutive) in any 12-month period, as reasonably determined by TRMG in good faith.

“Founding Shareholder” will have the meaning set forth in the Shareholders Agreement.

“Good Reason” will have the same meaning as the term “Good Reason” in the Participant’s employment agreement with TRMG, or, if none, will mean, without the Participant’s consent: (1) a material diminution in the Participant’s base salary, other than a general reduction in base salary that affects all similarly situated executives of TRMG in substantially the same proportion; (2) a material diminution in the Participant’s responsibilities to UTGR, Inc. (other than temporarily while the Participant is physically or mentally incapacitated or as required by applicable law); or (3) a relocation of the Participant's principal place of employment by more than 50 miles from Lincoln, Rhode Island; provided, however, that the foregoing conditions will constitute Good Reason only if (A) the Participant provides written notice to TRMG within 45 days of the initial existence of the condition(s) constituting Good Reason and (B) both TRMG and UTGR, Inc. fail to cure such condition(s) within 60 days after receipt from the Participant of such notice; and provided further, that Good Reason will cease to exist with respect to a condition six months following the initial existence of such condition.

“Sankaty Affiliated Group” means Sankaty Advisors, LLC and its Affiliates (as defined in the Shareholders Agreement).

“Shareholders Agreement” means the Shareholders Agreement dated as of November 5, 2010 by and among the Company and its then Shareholders, as amended from time to time.

“Wells/Wachovia Affiliated Group” means Wells Fargo Bank National Association and its Affiliates (as defined in the Shareholders Agreement).

(b)          Method of Exercise.

(i)          Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only.  Such notice will specify the number of Shares for which the Option is being exercised and will be accompanied by payment in full of the Option Price.  The payment of the Option Price may be made at the election of the Participant (A) in cash or its equivalent (e.g., by check), (B) to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (C) partly in cash and, to the extent permitted by the Committee, partly in such Shares, (D) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (E) to the extent permitted by the Committee, by authorizing the Company to retain Shares which would otherwise be issuable upon the exercise of the Option having a Fair Market Value (as determined in accordance with the Plan) as of the day of such exercise equal to the Option Price.  If the Option Price is paid by retention of Shares as provided in Subsection (E) of the preceding sentence, the Participant may pay the amount required to be withheld for taxes at the minimum statutory withholding rates in connection with that exercise in the same manner.  No Participant will have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option and paid in full for such Shares.

(ii)         Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option will be exercised and the Shares issued in compliance with applicable state and federal securities laws.

(iii)        Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company will issue certificates in the Participant’s name for such Shares.  However, the Company will not be liable to the Participant for damages relating to any reasonable delays in issuing the certificates to the Participant.

(iv)        In the event of the Participant’s death, the Vested Portion of the Option will remain exercisable by the Participant’s heirs, executors, administrators or personal representatives, or the person or persons to whom the Participant’s rights under this Agreement will pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a).  Any heir or legatee of the Participant will take rights herein granted subject to the terms and conditions hereof.

(v)         As a condition to exercising the Option, the Participant will become a party to the Shareholders Agreement by signing a Joinder Agreement in the form attached as Exhibit C to the Shareholders Agreement or such other form specified by and acceptable to the Company.

(c)          Purchase by Company.  At the request of the Participant during the exercise period set forth in Sections 3(a)(i) and (ii), the Company will purchase Shares issued to the Participant in respect of this Option for Fair Market Value as determined by the Committee and the Participant in good faith.  In lieu of the Participant’s rights under Section 3(b) hereof, at the request of the Participant during the exercise period set forth in Sections 3(a)(i) and (ii), the Company will cancel the Vested Portion of the Option for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith.

(d)          Elimination of Waiting Period.  In the event the Participant’s death, Disability, resignation or removal without Cause occurs at a time when (i) either the Sankaty Affiliated Group or the Wells/Wachovia Affiliated Group has ceased to be a Founding Shareholder; (ii) the combined stockholdings of the Sankaty Affiliated Group and the Wells/Wachovia Affiliated Group are less than the holdings of Apollo Twin River Holdings L.P. (“Apollo”); and (iii) Apollo owns 20% percent or more of the issued and outstanding voting stock of the Company, the 30 month waiting period in Paragraph 3(a)(ii) above will not apply and (A) the Participant (or his representative in case of his death) may exercise the Vested Portion upon the occurrence of the Participant’s death, Disability, resignation or removal without Cause and, in addition, at the request of the Participant, the Company will purchase the Shares so acquired for Fair Market Value as determined by the Committee and the Participant in good faith or (B) the Company will cancel the Vested Portion of the Option for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith.

(e)          Delay.  In the event that at the time the request is made, the purchase of the Shares or cancellation of the Option for Fair Market Value is prohibited by law, by any contract or agreement to which the Company is a party or by the Company’s financial condition, the purchase will be effected when any legal or contractual impediment has been removed or when the Company’s financial condition is sufficiently restored, as the case may be.

(f)          Limitation.  The prior consent of the Committee is required for the Company to purchase Shares or cancel Options at such time or times as the aggregate consideration which has been paid to Plan participants for Shares or Options exceeds the Company Purchase Cap.

4.          No Right to Continued Service.  The granting of the Option evidenced hereby and this Agreement will impose no obligation on TRMG to continue the Participant’s employment or other service and will not lessen or affect TRMG’s right to terminate the Participant as an employee or other service provider.

5.          Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.          Transferability.  The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  No such permitted transfer of the Option to heirs or legatees of the Participant will be effective to bind the Company or any Affiliate unless the Committee will have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.  During the Participant’s lifetime, the Option is exercisable only by the Participant.

7.          Withholding.  The Participant may be required to pay to the Company or any Affiliate, and the Company will have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

8.          Securities Laws.  Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as are necessary in order to comply with applicable securities laws or with this Agreement.

9.          Notices.  Any notice necessary under this Agreement will be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice will be deemed effective upon receipt thereof by the addressee.

10.         Choice of Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

11.         Option Subject to Plan.  By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Option is subject to the Plan. The terms and provisions of the Plan as they may be amended from time to time as permitted by the Plan are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12.         Signature in Counterparts.  This Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Twin River Worldwide Holdings, Inc.

By:	/s/George Papanier
Name:	George Papanier
Title:	Chief Executive Officer

Agreed and acknowledged as of the date first above written:

/s/ Glenn Carlin
Glenn Carlin

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